SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 20, 2007

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-32179	02-0478229
(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (508) 683-1200

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On November 20, 2007, EXACT Sciences Corporation (the “Company”) entered into a sublease agreement (the “Sublease Agreement”) with INTRINSIX Corp. (the “Subtenant”) to sublease to the Subtenant approximately 11,834 square feet of rentable area in Building #1 located at 100 Campus Drive, Marlborough, Massachusetts.  The term of the Sublease Agreement will commence, subject to certain conditions, on December 15, 2007.  The term of the Sublease Agreement is 32 months with a base rent of $266,265 per year. Pursuant to the Sublease Agreement, the Subtenant has no rights to renew or extend the Sublease Agreement. Under the terms of the Sublease Agreement, the Subtenant is required to provide a security deposit of $35,000 and will be required to pay its pro rata share of any building operating expenses and real estate taxes.  The Company believes that its remaining 25,537 square feet of leased space is adequate for its current requirements.

The foregoing description of the Sublease Agreement is not complete and is qualified in its entirety by reference to the Sublease Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.05               Costs Associated With Exit or Disposal Activities.

                In connection with the Sublease Agreement, as further described in Item 1.01 above, the Company expects to incur restructuring charges of approximately $350,000 to $450,000 during the fourth quarter of fiscal year 2007.  These charges are expected to consist of:

•                  approximately $200,000 to $300,000 of charges expected to be paid in cash over the life of the Sublease Agreement related to the difference between the Company’s committed lease payments and the estimated sublease rental income under the Sublease Agreement;

•                  approximately $50,000 of charges expected to be paid in cash related to one-time broker commission fees and other one-time administrative costs in connection with the Sublease Agreement; and

•                  approximately $100,000 of non-cash charges related to the write-off of leasehold improvements and other fixed assets abandoned by the Company in connection with the Sublease Agreement.

The Company continues to assess its facility needs and other costs and could incur additional restructuring charges, in the form of additional write-offs of leasehold improvements, other fixed assets or other facility charges in the event facilities are further reduced.

Information contained in this Current Report on Form 8-K that relates to the Company’s anticipated restructuring charges and cash expenditures and similar matters are “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.  These statements involve risks and uncertainties that could cause our actual results to differ materially from the future results expressed or implied by the forward-looking statements.  All information set forth herein is current as of the date of this Current Report on Form 8-K.  The Company undertakes no duty to update any statement in light of new information or future events except as required by applicable law.  For further information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” section of the

Company’s filings with the Securities and Exchange Commission, including, but not limited to, its latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q.

Item 9.01               Financial Statements and Exhibits.

                (d)           Exhibits:

10.1                                           Sublease Agreement between EXACT Sciences Corporation and INTRINSIX
Corp., dated as of November 20, 2007

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT Sciences Corporation

November 21, 2007	By:	/s/ Charles R. Carelli, Jr.
Charles R. Carelli, Jr.
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Sublease Agreement between EXACT Sciences Corporation and INTRINSIX Corp., dated as of November 20, 2007